SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT
              PURSUANT TO SECTION 13 or 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  October 27, 1998



                      American States Water Company
                    Southern California Water Company
        (Exact name of registrants as specified in their charter)


                   American States Water Company
       California               333-47647                95-4676679
    (State or other          (Commission File          (IRS Employer
      jurisdiction               Number)            Identification No.)
   of incorporation)

                   Southern California Water Company
       California               000-01121                95-1243678
    (State or other          (Commission File          (IRS Employer
      jurisdiction               Number)            Identification No.)
   of incorporation)

630 East Foothill Boulevard, San Dimas, California       91773-9016
(Address of Principal Executive Offices)                 (Zip Code)




Registrants' telephone number including area code:  (909) 394-3600


  (Former name or former address, if changed since last report.)
      Not applicable.



Item 5.  Other Events.

         We are filing this Current Report as a combined report for American States Water Company ("AWR") and its wholly owned subsidiary, Southern California Water Company ("SCW"). Unless otherwise indicated, all references to "Company", "our" or "we" are references to AWR and SCW collectively.

       On October 29, 1998, the Administrative Law Judge ("ALJ") assigned to SCW's six pending water rate increase applications issued his proposed decision that, among other things, recommended adoption of a settlement agreement previously signed by all parties and proposed a return on equity of 10%.
We anticipate that the final order will be issued by the California Public Utilities Commission ("CPUC") prior to year-end, with new rates effective January 1, 1999. The final order could differ materially from the decision proposed by the ALJ.

          This Current Report summarizes certain risks of our business that may affect our future financial results. We also periodically file with the Securities and Exchange Commission documents that include more information on these risks. It is important for investors to read these documents.

                            Litigation

     SCW has recently been sued in five water-quality related lawsuits:

   - a suit filed on April 24, 1997 alleging personal injury and property damage as a result of the sale of water from wells located in an area of the San Gabriel Valley that has been designated a federal superfund site

   - a suit filed on November 3, 1997 alleging personal injury and property damage as a result of the sale of water; few our systems are located in the geographical area covered by this suit

   - a suit filed on January 8, 1998 alleging personal injury and property damage as a result of the delivery of contaminated water in SCW's Arden-Cordova service area

   - a suit filed in April 1998 alleging personal injury and property damage as a result of the delivery of contaminated water in SCW's Arden-Cordova service area

   - a suit filed on July 30, 1998 alleging personal injury and property damage as a result of the sale of water from wells located in an area of the San Gabriel Valley that has been designated a superfund site

     In March 1998, the CPUC issued an order instituting investigation (the "OII") as a result of these types of suits being filed against water utilities in California. The CPUC is seeking to determine:

   - whether existing standards and policies regarding drinking water quality adequately protect the public health

   -   whether water utilities are following existing standards

     With the exception of the lawsuit filed in July 1998, the lawsuits have been stayed pending the outcome of the OII. We anticipate that the CPUC will issue a report of its initial findings in January 1999. We are unable to predict the nature of the CPUC's findings or the outcome of the lawsuits. An adverse outcome in this type of litigation is, however, likely to be material.

     The CPUC has authorized a memorandum account for legal expenses incurred by SCW in the San Gabriel Valley and Arden-
Cordova water quality lawsuits. Under the memorandum account procedure, SCW may recover litigation costs from ratepayers to the extent authorized by the CPUC. The CPUC has not yet authorized SCW to recover any of its litigation costs.

                     Environmental Regulation

     We are subject to increasingly stringent environmental regulations that will result in increasing capital and operating costs. These regulations include:

   - the 1996 amendments to the Safe Drinking Water Act that require increased testing and treatment of water to reduce specified contaminants to minimum containment levels

   - interim regulations expected to be adopted before the end of 1998 requiring increased surface-water treatment to decrease the risk of microbial contamination; these regulations will affect SCW's five surface water treatment plants

   - additional regulation of disinfection/disinfection byproducts expected to be adopted before the end of 1998; these regulations will potentially affect two of SCW's systems

   - additional regulations expected to be adopted before the end of 1998 requiring disinfection of certain groundwater systems; these regulations will potentially impact several of SCW's systems using groundwater supplies

   -   potential regulation of radon and arsenic

   - new California requirements to fluoridate public water systems serving over 10,000 customers

     We may be able to recover costs incurred to comply with these regulations through the ratemaking process for our regulated systems. We may also be able to recover certain of these costs under our contractual arrangements with municipalities. In certain circumstances, we may recover costs from parties responsible or potentially responsible for contamination.

                       Rates and Regulation

     SCW is subject to regulation by the CPUC. AWR is not directly subject to CPUC regulation. The CPUC may, however, regulate transactions between SCW and AWR, including the manner in which overhead costs are allocated between SCW and AWR and the pricing of services rendered by SCW to AWR.

     SCW's revenues depend substantially on the rates that it is
permitted to charge its customers.   SCW may increase rates in
three ways:

   -   by filing for a general rate increase

   -   by filing for recovery of certain expenses

   - by filing an "advice letter" for certain plant additions, thereby increasing rate base

     In addition, SCW recovers certain supply costs through a balancing account mechanism. Supply costs include the cost of purchased water and power and groundwater production assessments. The balancing account mechanism is intended to insulate SCW's earnings from changes in supply costs that are beyond SCW's control. The balancing account is not, however, designed to insulate SCW's earnings against changes in supply mix. As a result, SCW may not recover increased costs due to increased use of purchased water through the balancing account mechanism. In addition, balancing account adjustments, if authorized by the CPUC, may result in either increases or decreases in revenues attributable to supply costs incurred in prior periods, depending upon whether there has been an undercollection or overcollection of supply costs.

     There are also a number of matters pending before the CPUC that may affect our future financial results. These matters include:

   - applications filed by SCW to increase rates in six of its 16 rate-making jurisdictions; the ALJ assigned to this matter has proposed a return on equity of 10%; the final order could provide for a return on equity that is materially different than that proposed by the ALJ

   - an application filed by SCW for permission to recover certain costs of SCW's participation in the coastal aqueduct extension of the state water project

   -   the OII

   - new guidelines under consideration by the CPUC for the acquisition and merger of water utilities and for privatization transactions

                    Adequacy of Water Supplies

     The adequacy of water supplies varies from year to year depending upon a variety of factors, including

   -   rainfall

   -   the amount of water stored in reservoirs

   -   the amount used by our customers and others

   -   water quality, and

   -   legal limitations on use.

     As a result of heavier than normal rainfall in the winter of 1997-1998, most of California's reservoirs are near capacity and the outlook for water supply in the near term is generally favorable. Population growth and increases in the amount of water used have, however, increased limitations on use to prevent overdrafting of groundwater basins. The import of water from the Colorado River, one of our important sources of supply, is expected to decrease in future years due to the requirements of the Central Arizona Project. We also have in recent years taken wells out of service due to water quality problems.

     Water shortages affect us in several ways:

   - they adversely affect supply mix by causing us to rely on more expensive purchased water

   -   they adversely affect operating costs

   - they may result in an increase in capital expenditures for building pipelines to connect to alternative sources of supplies and reservoirs and other facilities to conserve or reclaim water

     We may be able to recover increased operating and construction costs for our regulated systems through the ratemaking process. We may also be able to recover certain of these costs under the terms of our contractual agreements with municipalities.

     In certain circumstances, we may recover these costs from third parties that may be responsible, or potentially responsible, for groundwater contamination. We are currently in negotiations with GenCorp Aerojet regarding costs associated with the cleanup of the groundwater supply for our Arden-Cordova System and for the increased costs of purchasing water and developing new sources of groundwater supply. We are also negotiating with two potentially responsible parties on matters relating to the clean-up and purchase of replacement water in the Charnock Basin located in the cities of Santa Monica and Culver City. The Charnock Basin is in SCW's service territory.

                           Water Quality

     SCW has detected ammonium perchlorate and nitrosodimethylemine in amounts in excess of certain state or federal limits in wells serving its Arden-Cordova system. Both substances are byproducts from the production of rocket fuel. SCW has taken wells out of service, increased monitoring of other wells and drilled new wells in the area. In addition, SCW is constructing a new pipeline to the City of Folsom's water system in order to obtain an alternative source of supply for its Arden-Cordova customers. GenCorp Aerojet has reimbursed SCW for certain of these costs. Negotiations with GenCorp Aerojet are continuing with respect to other costs.

     The compound methyl tertiary butyl ether has been detected in the Charnock Basin. SCW has taken two wells out of service in this area and is purchasing more expensive groundwater from the Metropolitan Water District to replace the water supply formerly obtained from these wells. SCW is negotiating with two of the potentially responsible parties for recovery of its increased costs.

     SCW has recently been sued on water quality issues. In addition, we are subject to increasing regulation relating to water quality matters.

                              Weather

     Our business may be affected by weather in a variety of ways.
For instance:

   -   water volumes sold decrease during wet weather

   -   water volumes sold decrease during cold weather

   - water volumes sold may also decrease during drought conditions if mandatory rationing is imposed

   - we may be required to purchase more expensive water and to use less groundwater during drought conditions

   - kilowatt-hour sales of electricity decrease if winters are warmer than normal or summers are cooler than normal

   - maintenance and capital expenditures decrease during periods of inclement weather

   - adverse weather conditions may result in damage to our water and electric systems resulting in increased repair and capital replacement costs, loss of sales and loss of water from broken reservoirs and mains

     Weather patterns in California are inherently uncertain. It is therefore difficult to predict from year to year the impact of weather on our financial results.

                      Unregulated Activities

     AWR was formed on July 1, 1998 for the purpose of, among other things, operating and maintaining municipally-owned water systems and providing billing, meter reading and other services for municipalities and special water districts and making investments in subsidiaries and other entities. These activities present different risks than CPUC-regulated activities. AWR does not have extensive experience in engaging in these types of activities and must compete with other private parties with more experience and greater capital resources. It must also compete with special water districts and other government agencies that may have a lower cost of funds and other competitive advantages afforded governmental entities.

     AWR's ability to earn a profit on these activities will depend upon a variety of factors, including

   -   its ability to obtain contracts in a competitive marketplace

   - its ability to price its services at a level sufficient to enable it to earn a profit

   - its ability to recover the costs of obtaining contracts in a competitive marketplace

   -   the cost of developing the privatization market in California

   -   its ability to operate in a cost effective matter

   -   its ability to negotiate contracts containing favorable terms

     Our unregulated activities are not currently profitable. As a result, our unregulated activities cannot currently be financed from AWR's earnings. Under California law, SCW is not permitted to issue securities to finance unregulated activities. Our unregulated activities must therefore be financed directly by AWR or its unregulated subsidiaries or from dividends received by AWR from SCW. To the extent that AWR's activities are financed from dividends from SCW, the funds available for the payment of dividends to AWR's shareholders will be reduced.

                     Potential Year 2000 Risks

     We are currently addressing the effect of the Year 2000 ("Y2K") issue on our reporting systems and operations. We are also assessing operational risks related to our suppliers and vendors and developing contingency plans in order to mitigate this risk.
We have not currently experienced significant costs with respect to addressing these issues. We anticipate completion of our internal remediation and testing program by December, 1998 and completion of our assessment of risks related to our suppliers and vendors and our operational contingency plan by March, 1999.

     The primary business risk associated with Y2K is our ability to continue to treat, transport and distribute water to our customers without interruption. Our operations could be significantly impacted if

   - we are unable to resolve or fail to identify all Y2K problems prior to January 1, 2000

   - any of our critical suppliers and vendors, such as suppliers of chemicals for water treatment or electric utilities, are unable to resolve or fail to identify all Y2K problems affecting our business prior to January 1, 2000

   - we are unable to mitigate or fail to address all operational risks in our contingency plans

                       Capital Expenditures

     We anticipate spending approximately $47.3 million on capital expenditures during the next 12 months. We anticipate that approximately 45 to 60% of these funds will come from developers and other external sources. The price and terms of this funding will depend upon conditions in the capital markets at the time funds are needed.

     We anticipate that capital expenditures will continue to increase due to a variety of factors, including:

   -   the need to replace aging infrastructure

   - the need to comply with increasingly stringent environmental requirements

   -   the need to address potential water shortage problems

   -   the need to address water quality problems

     Capital expenditures may also increase if AWR is successful in its privatization efforts since many municipalities view privatization as a means to finance needed capital improvements.

                        Economic Conditions

     Our ability to finance capital expenditures, unregulated activities and other matters will depend upon general economic conditions and conditions in the capital markets. Conditions in the capital markets are currently uncertain. We are unable to predict to what extent this uncertainty may impact our access to capital or financing costs or our ability to compete in the privatization market.

     Interest rates have recently been declining. Declining interest rates are generally believed to be favorable for utilities because of their high capital costs. On the other hand, SCW's authorized rate of return may be reduced because of lower interest rates. As a result, funds available for the payment of dividends may be reduced.

     Sales may also be adversely affected by unfavorable economic conditions if business activity and employment are reduced.

                           Condemnation

     Under California law, a governmental agency may acquire public utility property through the power of eminent domain, also know as condemnation. Although we have not had any of our systems condemned during the past three years, the potential for condemnation nevertheless remains.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


          (c)  Exhibits

               3.01      Amended and Restated Articles of
                         Incorporation of American States
                         Water Company

               3.02      Bylaws of American States Water Company
              10.01 Change-in-Control Agreement dated as of October 27, 1998 among American States Water Company, Southern California Water Company and Floyd E. Wicks
              10.02 Change-in-Control Agreement dated as of October 27, 1998 among American States Water Company, Southern California Water Company and McClellan Harris III
              10.03 Change-in-Control Agreement dated as of October 27, 1998 among American
                         States Water Company, Southern California
                         Water Company and Joel A. Dickson
              10.04 Change-in-Control Agreement dated as of October 27, 1998 between Southern California Water Company and Joseph F. Young
              10.05 Change-in-Control Agreement dated as of October 27, 1998 between Southern California Water Company and Donald K. Saddoris
              10.06 Change-in-Control Agreement dated as of October 27, 1998 between Southern California Water Company and Randell J. Vogel
              10.07 Change-in-Control Agreement dated as of October 27, 1998 between Southern California Water Company and James B. Gallagher
              10.08 Change-in-Control Agreement dated as of October 27, 1998 between Southern California Water Company and Denise L. Kruger
              10.09 Change-in-Control Agreement dated as of October 27, 1998 between Southern California Water Company and Susan L. Conway

                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN STATES WATER COMPANY
                              and its subsidiary
                              SOUTHERN CALIFORNIA WATER COMPANY


                              /s/ McClellan Harris III
                              ---------------------------------
                              By:  McClellan Harris III
                                   Vice President - Finance,
                                   Chief Financial Officer,
                                   Treasurer and Secretary


DATED:  October 30, 1998